      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2001
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                   ADVANCEPCS
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                           75-2493381
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

     5215 NORTH O'CONNOR BOULEVARD                                75039
              SUITE 1600                                        (Zip Code)
            IRVING, TEXAS
(Address of principal executive offices)

                                   ADVANCEPCS
                              EMPLOYEE SAVINGS PLAN
                            (Full title of the plan)

                                DAVID D. HALBERT
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                    5215 NORTH O'CONNOR BOULEVARD, SUITE 1600
                               IRVING, TEXAS 75039
                                 (469) 420-6000
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                   Copies to:
                          J. KENNETH MENGES, JR., P.C.
                                  ALAN M. UTAY
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         1700 PACIFIC AVENUE, SUITE 4100
                            DALLAS, TEXAS 75201-4675
                                 (214) 969-2800

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES         AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
           TO BE REGISTERED         REGISTERED (1)         SHARE (2)              PRICE (2)            FEE
---------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.01 .............................    50,000              $62.73                $3,136,500            $785
===============================================================================================================

(1) The number of shares of Class A common stock set forth is the maximum aggregate number of shares anticipated to be purchased under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). The calculation of the proposed maximum offering price is based upon the average of the high and low sales prices of the Class A common stock of AdvancePCS on June 25, 2001, as reported by the Nasdaq National Market.

================================================================================

                                   ADVANCEPCS

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting Part I of this registration statement will be sent or given to employees of the Employer (as defined in the Prospectus) as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information previously filed by AdvancePCS with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     o our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 as filed with the Securities and Exchange Commission on June 29, 2001; and

     o the description of our Class A common stock, which is contained in our Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 14, 2000.

     All documents filed by AdvancePCS pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     AdvancePCS, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law, or DGCL, subject to the procedures and limitations stated therein, to indemnify certain parties. Section 145 of the DGCL provides in part that a corporation shall have the power to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such Person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such Persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such Person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such Person shall not have been adjudged liable to the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Section 145 further provides that any indemnification, unless ordered by a court, shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such Person is proper because he has met the applicable standard of conduct. Such determination shall be made, with respect to a Person who is a director or officer at the time of such determination, by: (i) the stockholders; (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding even if less than a quorum; (iii) a committee of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum; or
(iv) an independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct.

     Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a Person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article IX of the Second Amended and Restated Certificate of Incorporation of AdvancePCS, or certificate, eliminates the personal liability of AdvancePCS's directors to the fullest extent permitted by the DGCL, as amended. The DGCL permits a company's certificate of incorporation to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     Article X of the certificate provides that AdvancePCS shall indemnify any and all Persons whom it has the power to indemnify under Section 145 of the DGCL to the fullest extent permitted under such section, and such indemnity shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

     The right to indemnification under Article X of the certificate is a contract right which includes, with respect to directors and officers, the right to be paid by AdvancePCS the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to AdvancePCS of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article X or otherwise.

     Article VIII of the Second Amended and Restated Bylaws of AdvancePCS, or bylaws, provides that AdvancePCS shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of AdvancePCS) by reason of the fact that he is or was a director, officer, employee or agent of AdvancePCS, or is or was serving at the request of AdvancePCS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of AdvancePCS, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the fullest extent permitted by the DGCL.

     Article VIII of the bylaws further provides AdvancePCS with authority to purchase and maintain insurance with respect to indemnification on behalf of any Person who is or was a director, officer, employee or agent of AdvancePCS or is or was serving at the request of AdvancePCS as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. AdvancePCS maintains directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NO.    DESCRIPTION OF EXHIBITS

4.1 Form of Class A Stock Certificate of Common Stock of AdvancePCS (incorporated by reference to Exhibit 4.1 of AdvancePCS's Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 14, 2000.

4.2 Second Amended and Restated Certificate of Incorporation of AdvancePCS (incorporated by reference to Exhibit 99.1 of AdvancePCS's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 2000).

4.3 Second Amended and Restated Bylaws of AdvancePCS (incorporated by reference to Exhibit 3.1 of AdvancePCS's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 16, 2000).

5*             Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*          Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
               Exhibit 5).

23.2*          Consent of Arthur Andersen LLP.

24* Power of Attorney (included on the signature pages of this registration statement).

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*    Filed herewith

     The undersigned hereby undertakes that it will submit or has submitted the Employee Savings Plan and any amendment thereto to the Internal Revenue Service, or IRS, in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on June 29, 2001.

                           ADVANCEPCS

                           By: /s/ DAVID D. HALBERT
                               -------------------------------------------------
                               David D. Halbert
                               Chairman of the Board and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints David D. Halbert and T. Danny Phillips, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits and other documents relating thereto, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 29, 2001.

Signature                                         Title
---------                                         -----

/s/ DAVID D. HALBERT                              Chairman of the Board and Chief Executive
-----------------------------------               Officer (Principal Executive Officer)
David D. Halbert

/s/ JON S. HALBERT                                Vice Chairman, e-Business and Technology
-----------------------------------               and Director
Jon S. Halbert

/s/ T. DANNY PHILLIPS                             Chief Financial Officer and Executive Vice
-----------------------------------               President (Principal Financial and Accounting
T. Danny Phillips                                 Officer)

/s/ DAVID A. GEORGE                               President and Director
-----------------------------------
David A. George

/s/ RAMSEY A. FRANK                               Director
-----------------------------------
Ramsey A. Frank

                                                  Director
-----------------------------------
Stephen L. Green

/s/ DAVID R. JESSICK                              Director
-----------------------------------
David R. Jessick

/s/ PAUL S. LEVY                                  Director
-----------------------------------
Paul S. Levy

/s/ ROBERT G. MILLER                              Director
-----------------------------------
Robert G. Miller

/s/ JEAN-PIERRE MILLON                            Director
-----------------------------------
Jean-Pierre Millon

/s/ MICHAEL D. WARE                               Director
-----------------------------------
Michael D. Ware

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

4.1           Form of Class A Stock Certificate of Common Stock of AdvancePCS
              (incorporated by reference to Exhibit 4.1 of AdvancePCS's
              Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 14, 2000.

4.2           Second Amended and Restated Certificate of Incorporation of
              AdvancePCS (incorporated by reference to Exhibit 99.1 of AdvancePCS's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 2000).

4.3 Second Amended and Restated Bylaws of AdvancePCS (incorporated by reference to Exhibit 3.1 of AdvancePCS's Current Report on Form
              8-K, as filed with the Securities and Exchange Commission on October 16, 2000).

5*            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*         Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
              Exhibit 5).

23.2*         Consent of Arthur Andersen LLP.

24* Power of Attorney (included on the signature pages of this registration statement).

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*    Filed herewith